CORPORATE BYLAWS
                                ----------------

                       ARTICLE I. MEETINGS OF SHAREHOLDERS
                       -----------------------------------


         Section 1. Annual Meeting. The annual shareholder meeting of the above named corporation will be held on the ____ day of ______________, of each year or at such other time and place as designated by the Board of Directors of the above named corporation provided that if said day falls on a Sunday or legal holiday, then the meeting will be held on the first business day thereafter. Business transacted at said meeting will include the election of directors of the above named corporation.

         Section 2. Special Meetings. Special meetings of the shareholders will be held when directed by the President, Board of Directors, or the holders of not less than 10 percent of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided that said persons sign, date and deliver to the above named corporation one or more written demands for the meting describing the purpose(s) for which it is to be held. A meeting requested by shareholders of the above named corporation will be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting will be issued by the Secretary, unless the President, Board of Directors of shareholders requesting the meeting designate another person to do so.

         Section 3. Place. Meetings of shareholders will be held at the principal place of business of the above named corporation or at such other place as is designated by the Board of Directors.

         Section 4. Record Date and List of Shareholders. The Board of Directors of the above named corporation shall fix the record date; however, in no event may a record date fixed by the Board of Directors be a date prior to the date on which the resolution fixing the record date is adopted.

         After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list or the names of all the above named corporation's shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of and the number and class and series, if any, of shares held by each. Said list shall be available for inspection in accordance with Florida law.

         Section 5. Notice. Written notice stating the place, day and hour of the meeting, and the purpose(s) for which said special meeting is called, will be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be effective when deposited in the United States mail and addressed to the

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shareholder at the shareholder's address as it appears on the stock transfer books of the above named corporation, with postage thereon prepaid.

         The above named corporation shall notify each shareholder, entitled to a vote at the meeting, of the date, time and place or each annual and special shareholders' meeting no fewer than 10 nor more than 60 days before the meeting date. Notice of a special meeting shall describe the purpose(s) for which the meeting is called. A shareholder may waive any notice required hereunder either before or after the date and time stated in the notice; however, the waiver must be in writing, signed by the shareholder entitled to the notice and be delivered to the above named corporation for inclusion in the minutes or filing in the corporate records.

         Section 6. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is made or is required, then, a notice of the adjourned meeting will be given on the new record date as provided in this Article to each shareholder of record entitled to notice of such meeting.

         Section 7. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.

         If a quorum, as herein defined, is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter thereof will be the act of the shareholders unless otherwise provided by law.

         Section 8. Voting of Shares. Each outstanding share will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 9. Proxies. A shareholder may vote either in person or by proxy provided that any and all proxies are executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy will be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

         Section 10. Action by Shareholders Without a Meeting. Any action required or permitted by law, these bylaws, or the Articles of Incorporation of the above named corporation to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, provided that the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and

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shares entitled to vote thereon were present and voted, as provided by law. The foregoing action(s) shall be evidenced by written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon and delivered to the above named corporation in accordance with Florida law. Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote. Said notice shall fairly summarize the material features of the authorized action and if the action requires the providing of dissenters' rights, said notice will comply with the disclosure requirements pertaining to dissenters' rights of Florida law.

                              ARTICLE II. DIRECTORS
                              ---------------------

         Section 1. Function. All corporate powers, business, and affairs will be exercised, managed and directed under the authority of the Board of Directors.

         Section 2. Qualification. Directors must be natural persons of 18 years of age or older but need not be residents of this state and need not be shareholders of the above named corporation.

         Section 3. Compensation. The Board of Directors will have authority to fix the compensation for directors of the above named corporation.

         Section 4. Presumption of Assent. A director of the above named corporation who is present at a meeting of the Board of Directors at which action on any corporate ;matter is taken will be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect thereto because of an assented conflict of interest.

         Section 5. Number. The above named corporation will have ____ director(s).

         Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors will hold office until said directors will have been qualified and elected at the first annual meeting of shareholders, or until said directors earlier resignation, removal from office or death.

         At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders will elect directors to hold office until the next annual meeting. Each director will hold office for a term for which said director is elected until said director's successor will have been qualified and elected, said director's prior resignation, said director's removal from office or said director's death.

         Section 7. Vacancies. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors. A director elected to fill a vacancy will hold office only until the next election of directors by the shareholders.

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         Section 8. Removal and Resignation of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         A director may resign at any time by delivering written notice to the Board of Directors or its chairman or to the above named corporation by and through one of its officers. Such a resignation is effective when the notice is delivered unless a later effective date is specified in said notice.

         Section 9. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors.

         Section 10. Executive and Other Committees. A resolution, adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and/or other committee(s) which will have and may exercise all the authority of the Board of Directors to the extent provided in such resolution, except as its provided by law. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board may, by resolution adopted by a majority of the full Board of Directors, designate one or more directors as alternate members of any such committee who may act in the place and instead of any absent member or members at any meeting of such committee.

         Section 11. Place of Meeting. Special or regular meetings of the Board of Directors will be held within or without the State of Florida.

         Section 12. Notice, Time and Call of Meetings. Regular meetings of the Board of Directors will be held without notice on such dates as are designated by the Board of Directors. Written notice of the time and place of special meetings of the Board of Directors will be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting is not lawfully called or convened.

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         Neither the business to be transacted nor the purpose of, regular or special meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting will be given to the directors who were present at the time of the adjournment.

         Meetings of the Board of Directors may be called by the Chairman of the Board, the president of the above named corporation or any two directors.

         Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be so taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent will have the same effect as a unanimous vote.

                              ARTICLE III. OFFICERS
                              ---------------------

         Section 1. Officers. The officers of the above named corporation will consist of a president, a vice president, a secretary and a treasurer, each of whom will be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

         Section 2. Duties. The officers of the above named corporation will have the following duties:

         The President will be the chief executive officer of the above named corporation, who generally and actively manages the business and affairs of the above named corporation subject to the directions of the Board of Directors. Said officer will preside at all meetings of the shareholders and Board of Directors.

         The Vice President will, in the event of the absence or inability of the President to exercise his office, become acting president of the organization with all the rights, privileges and powers as if said person had been duly elected president.


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         The Secretary will have custody of, and maintain all of the corporate records except the financial records. Furthermore, said person will record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President. Furthermore, said officer shall be responsible for authenticating records of the above named corporation.

         The Treasurer shall retain custody of all corporate funds and financial records, maintain full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 3. Removal and Resignation of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in the Board's judgment the best interests of the above named corporation will be served thereby.

         Any officer may resign at any time by delivering notice to the above named corporation. Said resignation is effective upon delivery unless the notice specifies a later effective date.

         Any vacancy in any office may be filled by the Board of Directors

                         ARTICLE IV. STOCK CERTIFICATES
                         ------------------------------

         Section 1. Issuance. Every holder of share(s) in the above named corporation will be entitled to have a certificate representing all share(s) to which he is holder. No certificate representing share(s) will be issued until such share(s) is/are fully paid.

         Section 2. Form. Certificates representing share(s) in the above named corporation will be signed by the President or Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of the above named corporation.

         Section 3. Transfer of Stock. The above named corporation will register a stock certificate presented for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized agent.

         Section 4. Lost, Stolen, or Destroyed Certificates. If a shareholder claims that a stock certificate representing shares issued and recorded by the above named corporation has been lost or destroyed, a new certificate will be issued to said shareholder, provided that said shareholder presents an affidavit claiming the certificate of stock to be lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder may be required to deposit a bond or other indemnity in such amount and with such sureties, if any, as the Board may require.

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                          ARTICLE V. BOOKS AND RECORDS
                          ----------------------------

         Section 1. Books and Records. The above named corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the above named corporation. Furthermore, the above named corporation shall maintain accurate accounting records. Furthermore, the above named corporation shall maintain the following:

                           (i) a record of its shareholders in a form that
permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each;

                           (ii) The above named corporation's Articles or
Restated Articles of Incorporation and all amendments thereto currently in effect;

                           (iii) The above named corporation's Bylaws or
Restated Bylaws and all amendments thereto currently in effect;

                           (iv) Resolutions adopted by the Board of Directors
creating one or more classes or series of shares and fixing their relative rights, preferences and limitations if shares issued pursuant to those resolutions are outstanding;

                           (v) The minutes of all shareholders' meetings and
records of all actions taken by shareholders without a meeting for the past three years;

                           (vi) Written communications to all shareholders
generally or all shareholders of a class of series within the past three years including the financial statements furnished for the past three years to shareholders as may be required under Florida law;

                           (vii) A list of the names and business street
addresses of the above named corporation's current directors and officers; and

                           (viii) A copy of the above named corporation's most
recent annual report delivered to the Department of State.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

         Section 2. Shareholder's Inspection Rights. A shareholder of the above named corporation (including a beneficial owner whose shares are held in a voting trust or a

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nominee on behalf of a beneficial owner) may inspect and copy, during regular business hours at the above named corporation's principal office, any of the corporate records required to be kept pursuant to Section 1, of this Article of these Bylaws, if said shareholder gives the above named corporation written notice of such demand at least 5 business days before the date on which the shareholder wishes to inspect and copy. The foregoing right of inspection is subject however to such other restrictions as are applicable under Florida law, including, but not limited to, the inspection of certain records being permitted only if the demand for inspection is made in good faith and for a proper purpose (as well as the shareholder describing with reasonable particularity the purpose and records desired to be inspected and such records are directly connected with the purpose).

         Section 3. Financial Information. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the above named corporation shall furnish the shareholders annual financial statements which may be consolidated or combined statements of the above named corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. IF financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported on by a public accountant, said accountant's report shall accompany said statements. If said annual financial statements are not reported on by a public accountant, then the statements shall be accompanied by a statement of the president or the person responsible for the above named corporation's accounting records (a) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and if not, describing the basis of preparation; and (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The annual financial statements shall be mailed to each shareholder of the above named corporation within 120 days after the close of each fiscal year or within such additional time as is reasonably necessary to enable the above named corporation to prepare same, if, for reasons beyond the above named corporation's control, said annual financial statement cannot be prepared within the prescribed period.

         Section 4. Other Reports to Shareholders. The above named corporation shall report any indemnification or advanced expenses to any director, officer, employee, or agent (for indemnification relating to litigation or threatened litigation) in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status, at the time of such payment, of the litigation or threatened litigation.

         Additionally, if the corporation issues or authorizes the issuance of shares for promises to render services in the future, the above named corporation shall report in

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writing to the shareholders the number of shares authorized or issued and the consideration received by the above named corporation, with or before the notice of the next shareholders' meeting.

                              ARTICLE VI. DIVIDENDS
                              ---------------------

         The Board of Directors of the above named corporation may, from time to time declare dividends on its shares in cash, property or its own shares, except when the above named corporation is insolvent or when the payment thereof would render the above named corporation insolvent, subject to Florida law.

                           ARTICLE VII. CORPORATE SEAL
                           ---------------------------

         The Board of Directors will provide a corporate seal which will be in circular form embossing in nature and stating "Corporate Seal," "Florida," year of above named incorporation and name of said above named corporation.

                             ARTICLE VIII. AMENDMENT
                             -----------------------

         These Bylaws may be altered, amended or repealed, and altered, amended or new Bylaws may be adopted by a majority vote of the full Board of Directors.

                   ARTICLE IX. CORPORATE INDEMNIFICATION PLAN
                   ------------------------------------------

         The above named corporation shall indemnify any person:

         (1) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the above named corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the above named corporation or is or was serving at the request of the above named corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in he manner provided under Florida law.

         (2) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the above named corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the above named corporation or is or was serving at the above named corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida law.


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         The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said determinations will be made by a majority vote to a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding.

         The above named corporation will have the power to make further indemnification as provided under Florida law except to indemnify any person against gross negligence or willful misconduct.

         The above named corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided under Florida law.




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